Exhibit 4.8

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 7, 2014, is entered into by and among CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC, a Delaware limited liability company (the “Borrower”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent (in such capacity and including any successors, the “Administrative Agent”) and the Lenders signatory hereto. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of May 25, 2012, by and among Constellium Holdco II B.V., Constellium US Holdings I, LLC, the Borrower, the Administrative Agent and the Lenders from time to time party thereto (as amended by the First Amendment to Credit Agreement, dated as of January 7, 2013, as further amended by the Second Amendment to Credit Agreement, dated as of March 20, 2013, as further amended by the Third Amendment to Credit Agreement, dated as of October 1, 2013, and as further amended, modified or supplemented from time to time through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, on the terms and subject to the conditions set forth herein, the Administrative Agent and the Lenders are willing to agree to such amendments relating to the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:

“Fourth Amendment Effective Date” means the “Effective Date,” as defined in the Fourth Amendment to Credit Agreement, dated as of May 7, 2014, among the Borrower, the Administrative Agent and the Lenders party thereto.

(b) Section 7.01 of the Credit Agreement is hereby amended by amending and restating clause (b) of such Section in its entirety to read as follows:

“(b) (i) Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; (ii) Indebtedness of the Term Loan Parties under the Term Finance Documents and any Permitted Refinancing Indebtedness in respect thereof; and (iii) Guarantees by the Borrower and the Material Subsidiaries of Indebtedness of Ultimate Parent, Holdco II B.V. or any Subsidiary thereof;”

2. Conditions to Effectiveness. This Amendment shall become effective upon the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received either (i) a counterpart of this Amendment signed on behalf of the Borrower and the Required Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that the Borrower and the Required Lenders have signed a counterpart of this Amendment.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date before and after giving effect to the amendments contemplated hereunder, as though made on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects as of the Effective Date or as of such earlier date, as the case may be (after giving effect to such qualification).

(c) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Administrative Agent and the Borrower to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of outside counsel) required to be so reimbursed or paid.

(d) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(e) The issuance and sale by Constellium N.V. of its €300 Million Senior Unsecured Notes due 2021 and $400 Million Senior Unsecured Notes due 2024 shall be consummated simultaneously with the effectiveness of this Amendment.

3. Miscellaneous Provisions.

(a) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Credit Agreement or any other Loan Document. Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

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(c) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

(d) From and after the Effective Date, all references in the Credit Agreement and in each of the other Loan Documents to the “Credit Agreement” or the “Loan Documents” shall be deemed to be references to the Credit Agreement and other Loan Documents as amended, amended and restated, supplemented or otherwise modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and each of the other Loan Documents.

(e) This Amendment shall be binding upon and inure to the benefit of the Borrower and the other Loan Parties and each of their respective successors and assigns, and upon the Administrative Agent and the Lenders and their respective successors and assigns.

(f) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC, as Borrower

By:	/s/ Derek Scantlin
	Name:	Derek Scantlin
	Title:	CFO

[Signature Page to Fourth Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:	/s/ Stephen R. Lapidus
	Name:	Stephen R. Lapidus
	Title:	Director

By:	/s/ Frank Fazio
	Name:	Frank Fazio
	Title:	Managing Director

[Signature Page to Fourth Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender

By:	/s/ Stephen R. Lapidus
	Name:	Stephen R. Lapidus
	Title:	Director

By:	/s/ Frank Fazio
	Name:	Frank Fazio
	Title:	Managing Director

[Signature Page to Fourth Amendment]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Vice President

[Signature Page to Fourth Amendment]

,
as a Goldman Sachs Bank USA

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

[Signature Page to Fourth Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

[Signature Page to Fourth Amendment]

WEBSTER BUSINESS CREDIT CORP, as a Lender

By:	/s/ Kevin Coleman
	Name:	Kevin Coleman
	Title:	Vice President

[Signature Page to Fourth Amendment]